As filed with the Securities and Exchange Commission on February 7, 2003

Registration No. 333-100764

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

to
FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ANTEX BIOLOGICS INC.

(Name of small business issuer in its charter)

Delaware	2830	52-1563899
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Professional Drive

Gaithersburg, Maryland 20879
(301) 590-0129
(Address and telephone number
of principal executive offices and principal place of business)

V. M. Esposito

Chief Executive Officer
Antex Biologics Inc.
300 Professional Drive
Gaithersburg, Maryland 20879
(301) 590-0129
(Name, address and telephone
number of agent for service)

Copies to:

D. Michael Lefever, Esq. Covington & Burling 1201 Pennsylvania Avenue, NW Washington, DC 20004 (202) 662-6000	Robert H. Cohen, Esq. Morrison Cohen Singer & Weinstein, LLP 750 Lexington Avenue New York, NY 10022 (212) 735-8600

    Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act statement number of the earlier effective registration statement for the same offering:   ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:   ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities to	Amount to be	offering	aggregate	Amount of
be registered	registered	price per unit	offering price (5)	registration fee (7)

Units, consisting of one share of Common Stock and one Redeemable Stock Purchase Warrant (1) (6)	—	—	$6,900,000	—

Common Stock, $0.01 par value (2)	—	—	—	—

Redeemable Stock Purchase Warrants (3)	—	—	—	—

Common Stock, $0.01 par value, Issuable Upon Exercise of Redeemable Stock Purchase Warrants (4) (6)	—	—	$8,280,000	—

Representatives’ Unit Purchase Option	—	—	$1,500	—

Units, consisting of one share of Common Stock and one Redeemable Stock Purchase Warrant (1) (4)	—	—	$990,000	—

Common Stock, $0.01 par value (2)	—	—	—	—

Redeemable Stock Purchase Warrants (3)	—	—	—	—

Common Stock, $0.01 par value, Issuable Upon Exercise of Representatives’ Redeemable Stock Purchase Warrants (4)	—	—	$990,000	—

TOTAL			$17,161,500	—

(1)	Each Unit consists of (i) one share of common stock, par value $0.01 per share (“Common Stock”), of Antex Biologics Inc. (the “Company”), and (ii) one Redeemable Stock Purchase Warrant (a “Warrant”) exercisable to purchase one share of Common Stock.

(2)	Consists of shares of Common Stock included in the Units registered hereby.

(3)	Consists of Warrants included in the Units registered hereby. The Warrants are offered as a component of the Units for no additional consideration.

(4)	Pursuant to Rule 416 under Securities Act, this Registration Statement also registers (i) any additional shares of Common Stock that become issuable upon exercise of the warrants and (ii) any additional units that become exercisable upon the exercise of the Representative’s Unit Purchase Option, in each by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(6)	Includes shares issuable pursuant to exercise of underwriters’ over-allotment option.

(7)	Entire amount of registration fee has previously been paid in connection with the initial filing of this registration statement on October 25, 2002.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This Amendment No. 3 to Form SB-2 Registration Statement is being filed for the sole purposes of (i) amending the calculation of registration fee table and (ii) to file Exhibit 5.1. The amendment to the Calculation of Fee Table is being made at the request of the staff of the National Association of Securities Dealers, Inc. and is not intended to be a registration of additional shares. Accordingly, no additional fee is required.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27.     Exhibits

(a)	Exhibits

Exhibit No.		Description

1.1		Form of Underwriting Agreement between the Registrant and the Representative(16)
3.1		Certificate of Incorporation of the Registrant(1)
3.2		Certificate of Merger relating to merger of BioCarb Inc. with and into the Registrant as filed with the Delaware Secretary of State on September 21, 1992(1)
3.3		Certificate of Ownership and Merger Merging Virgo Biologicals Inc. into MicroCarb Inc., dated August 16, 1996 (effecting the change in the corporate name from MicroCarb Inc. to Antex Biologics Inc.)(6)
3.4		Certificate of Amendment to Certificate of Incorporation, dated May 5, 1997 (increasing the authorized shares to 100 million)(4)
3.5		Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Convertible Preferred Stock of the Registrant, dated March 15, 2000(10)
3.6		Certificate of Amendment to Certificate of Incorporation, dated July 14, 2000 (effecting one-for-five reverse stock split)(11)
3.7		Certificate of Designation, Preferences, Rights and Limitations of Series B Convertible Preferred Stock of the Registrant(14)
3.8		Bylaws of the Registrant, as amended(3)
4.1		Form of Common Stock Certificate(3)
4.2		Form of Warrant Agreement(16)
4.3		Form of Redeemable Stock Purchase Warrant (attached as an exhibit to Exhibit 4.2)
4.4		Form of Class E Warrant(14)
4.5		Form of Class F Warrant(14)
4.6		Stock Purchase Warrant of the Registrant dated December 12, 2002(16)
4.7		Stock Purchase Warrant of the Registrant dated December 12, 2002(16)
4.8		Stock Purchase Warrant of the Registrant dated December 12, 2002(16)
4.9		Form of Stock Purchase Warrant of the Registrant(16)
4.10		Stock Purchase Warrant of the Registrant dated January 8, 2003(16)
5.1		Opinion of Covington & Burling(17)
9.1		Irrevocable Proxy and Standstill Agreement dated August 11, 2000 executed by Harbor Trust, The Blech Family Trust, Chassman Graphics, Inc., The Biotech Consulting Group, Incorporated, and David Blech(12)
*10	.1	Amended and Restated Stock Option Plan, as amended(5)
*10	.2	1992 Directors’ Stock Option Plan, as amended(5)
*10	.3	Employment Agreement dated as of January 1, 2001 by and between the Registrant and V. M. Esposito(13)
*10	.4	Employment Agreement dated as of May 16, 2001 by and between the Registrant and Alan Liss(15)
*10	.5	Employment Agreement dated as of March 12, 2001 by and between the Registrant and Kyle W. Keese(15)
*10	.6	Employment Agreement dated as of June 15, 2001 by and between the Registrant and Jeffrey V. Pirone(15)
10.7		Form of Confidentiality Agreement by and between the Registrant and its employees(1)
10.8		Form of Inventions Disclosure Agreement by and between the Registrant and its employees(1)

Exhibit No.	Description

10.9	Form of Non-disclosure and Invention Assignment Agreement by and between the Registrant and its employees(1)
10.10	Stock Purchase Agreement dated as of July 17, 1991 by and between BioCarb AB and Howard C. Krivan, Ph.D.(2)
10.11	Lease effective December 1, 1998 by and between ARE-QRS Corp. and the Registrant(8)
10.12	Omnibus Agreement, dated September 13, 1999, by and among the Registrant, SmithKline Beecham Biologicals Manufacturing s.a., SmithKline Beecham plc, and MicroCarb Human Vaccines Inc.(9)
10.13	Research and Development, Research Support and License Agreement, dated September 13, 1999, between the Registrant and SmithKline Beecham plc (Certain confidential information omitted)(9)
10.14	Amended and Restated Warrant, dated September 13, 1999, issued by the Registrant to SmithKline Beecham Biologicals Manufacturing s.a.(9)
10.15	Amended and Restated Registration Rights Agreement, dated September 13, 1999, between the Registrant and SmithKline Beecham Biologicals Manufacturing s.a.(9)
10.16	Warrant Agreement, dated as of March 15, 2000, between the Registrant and American Stock Transfer & Trust Company, as warrant agent, with forms of Class A Warrant, Class B Warrant, Class C Warrant, and Class D Warrant attached(10)
10.17	Registration Rights Agreement, dated as of March 15, 2000, between the Registrant and each purchaser of Units or recipient of Warrants(10)
10.18	Agreement, dated as of March 15, 2000, between the Registrant and David Blech(10)
10.19	Securities Purchase Agreement dated as of July 3, 2001 by and among the Registrant and the parties listed on Schedule 1 thereto(14)
10.20	Registration Rights Agreement dated as of July 3, 2001 by and among the Registrant and the parties listed on Schedule 1 thereto(14)
10.21	Option to Purchase Series B Convertible Preferred Stock and Warrants of Antex Biologics Inc. dated as of July 3, 2001 by and among the Registrant and the parties listed on Schedule 1 thereto(14)
10.22	Form of Consulting Agreement between the Registrant and the Representative(16)
10.23	Form of Representative’s Unit Purchase Option(16)
10.24	Promissory Note of the Registrant dated December 12, 2002(16)
10.25	Promissory Note of the Registrant dated December 12, 2002(16)
10.26	Promissory Note of the Registrant dated December 12, 2002(16)
10.27	Promissory Note of the Registrant dated December 26, 2002(16)
10.28	Promissory Note of the Registrant dated January 8, 2003(16)
21.1	Subsidiaries of Registrant(13)
23.1	Consent of Eisner LLP (formerly known as Richard A. Eisner & Company, LLP)(16)
23.2	Consent of Covington & Burling (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of the original filing)

*	Management plan or compensatory plan or arrangement

(1)	Incorporated by reference to an exhibit to the Registrant’s Registration Statement on Form S-1 (Reg No. 33-53774) filed on October 27, 1992.

(2)	Incorporated by reference to an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on December 2, 1992.

(3)	Incorporated by reference to an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on December 15, 1992.

(4)	Incorporated by reference to an exhibit to Form 10-QSB for the quarter ended March 31, 1997 filed on May 14, 1997.

(5)	Incorporated by reference to an exhibit to Form S-8 (Registration No. 333-32377) filed on July 30, 1997.

(6)	Incorporated by reference to an exhibit to Form 8-K filed on September 9, 1996.

(8)	Incorporated by reference to an exhibit to Form 10-KSB for the year ended December 31, 1998 filed on March 25, 1999.

(9)	Incorporated by reference to an exhibit to Form 8-K filed on October 28, 1999.

(10)	Incorporated by reference to an exhibit to Form 8-K filed on March 22, 2000.

(11)	Incorporated by reference to an exhibit to Form 8-K filed on July 31, 2000.

(12)	Incorporated by reference to an exhibit to Form 10-QSB for the quarter ended September 30, 2000 filed on November 9, 2000.

(13)	Incorporated by reference to an exhibit to Form 10-KSB for the year ended December 31, 2000 filed on March 30, 2001.

(14)	Incorporated by reference to an exhibit to Form 8-K filed on August 15, 2001.

(15)	Incorporated by reference to an exhibit to Form 10-KSB for the year ended December 31, 2001 filed on March 5, 2002.

(16)	Previously Filed.

(17)	Filed Herewith.

SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Gaithersburg, State of Maryland, on February 7, 2003.

ANTEX BIOLOGICS INC.

By:	/s/ V. M. ESPOSITO

V.M. Esposito
Chairman and Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ V. M. ESPOSITO V. M. Esposito	Chairman and Chief Executive Officer (Principal Executive Officer)	February 7, 2003
/s/ JEFFREY V. PIRONE Jeffrey V. Pirone	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 7, 2003
* Charles J. Coulter	Director	February 7, 2003
* Robert L. Curry	Director	February 7, 2003
* Donald G. Stark	Director	February 7, 2003

* By Power of Attorney
/s/ V. M. ESPOSITO V. M. Esposito Attorney-in-Fact